EXHIBIT 4.1


         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS OFFERED, SOLD OR OTHERWISE TRANSFERRED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                          COMMON STOCK PURCHASE WARRANT

Company:                        SOFTNET SYSTEMS, INC., a New York corporation
                                ("Company")

Number of Shares:               3,013 (Three Thousand Thirteen Shares)

Class of Stock:                 Common Stock

Initial Exercise Price:         $29.875 per share

Issued as of:                   March 22, 1999

Expiration Date:                As described in Section 1



         FOR VALUE RECEIVED, the adequacy and receipt of which are hereby acknowledged, SOFTNET SYSTEMS, INC., a New York corporation, hereby certifies that subject to the terms and conditions herein set forth, FINOVA Capital Corporation, a Delaware corporation, and its successors and assigns, as the registered holder of this Warrant is entitled upon surrender of this Warrant to purchase from the Company at its principal offices, at any time and from time to time on and after the date hereof until 6:00 p.m. California local time on the Expiration Date at an initial Exercise Price (as described in Section 1), fully paid and nonassessable shares of Common Stock of the Company (the "Shares"). The number of such shares of Common Stock and the Exercise Price are subject to adjustment as provided in the Warrant.



         1. Certain Definitions. As used in this Warrant, the following terms have the following definitions:

                  "Common Stock" means the Company's Common Stock, $.01 par value, and includes any common stock of the Company of any class or classes resulting from any reclassification or reclassifications thereof.

                  "Company" means SOFTNET SYSTEMS, INC., a New York corporation.

                  "Convertible   Securities"  means  evidence  of  indebtedness,
shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for shares of Common Stock.

                  "Current Market Price" of a share of Common Stock or of any other security as of a relevant date means with respect to such Common Stock or other securities,: (i) the Fair Value thereof as determined in accordance with clause (ii) of the definition of Fair Value with respect to Common Stock or any other security that is not listed on a national securities exchange or traded on the over-the-counter market or quoted on NASDAQ, or (ii) the Closing Price on such date (excluding any trades which are not bona fide arm's length transactions) with respect to Common Stock or any other security that is listed on a national securities exchange or traded on the over-the-counter market or quoted on NASDAQ. The closing price for each day shall be defined as (i) the last sale price of shares of Common Stock or such other security on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no shares of Common Stock or if no securities of the same class as such other security are then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as shown by NASDAQ or, if no shares of Common Stock or if no securities of the same class as such other security are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Warrantholders.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exercise Period" means the period commencing on the date hereof and ending at 6:00 p.m. California local time on the Expiration Date.

                  "Exercise Price" means initially Twenty-nine and 87.5/100 Dollars ($29.875) per share, subject to adjustment as provided in this Warrant.

                  "Expiration Date" means the date that is four (4) years after the date hereof.

                  "Fair Value" means: (i) with respect to a share of Common Stock or any other security, the Current Market Price thereof, or (ii) with respect to any other property, assets, business or entity, or if the Shares have not been registered under the Securities Act, an amount determined in good faith by the Board of Directors of the Company.

                  "Indemnified Party" and "Indemnifying Party" have the meanings set forth in Section 11(e)(iii).

                  "Registrable Stock" means: (i) all Warrant Shares which are issuable to the Warrantholders pursuant to the Warrants, whether or not the Warrants have in fact been exercised and whether or not such Warrant Shares have in fact been issued, (ii) all Warrant Shares acquired by the Warrantholders pursuant to the Warrants, and (iii) any shares of Common Stock, whether or not such shares of Common Stock have in fact been issued, and stocks or other securities of the Company issued upon conversion of, in a stock split or reclassification of, or a stock dividend or other distribution on, or in substitution or exchange for, or otherwise in connection with, such Warrant Shares or in a merger or consolidation involving the Company or its assets;





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

provided, however, that the foregoing securities shall not be considered Registrable Stock if they were previously registered pursuant to Section 11 hereunder or if they are transferable without registration pursuant to Rule 144(k) under the Securities Act. For purposes of Section 11, a Warrantholder of record shall be treated as the record holder of the related Warrant Shares and other securities issuable pursuant to the Warrants.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Warrant(s)"  means this Warrant and any warrants   issued  in
exchange or replacement of this Warrant or upon transfer hereof.

                  "Warrantholder(s)   and   "Holder"   means    FINOVA   Capital
Corporation, a Delaware corporation, and its successors and assigns.

                  "Warrant Shares" means shares of Common Stock or other securities issuable to Warrantholders pursuant to the Warrants.

         2. Exercise of Warrant. This Warrant may be exercised, in whole or in part, at any time and from time to time during the Exercise Period by written notice to the Company (accompanied by physical surrender of this Warrant) and upon payment to the Company of the Exercise Price (subject to adjustment as provided herein) for the Warrant Shares.

         3. Form of Payout of Exercise Price. Anything contained herein to the contrary notwithstanding, at the option of the Warrantholders, the Exercise Price may be paid in any one or a combination of the following forms: (a) by wire transfer to the Company, (b) by a certified or cashier's check to the Company, (c) by the cancellation of any indebtedness owed by the Company and/or any subsidiaries of the Company to the Warrantholder, as evidenced by documents or instruments effecting such cancellation and/or (d) by the surrender to the Company of that number of Warrant Shares having a Fair Value equal to the Exercise Price in accordance with Section 4 below.

         4. Cashless Exercise. In lieu of exercising this Warrant as specified in Sections 2 and 3 above, the Warrantholders may from time to time at the Warrantholders' option convert this Warrant, in whole or in part, into a number of shares of Common Stock of the Company determined by dividing (A) the aggregate Fair Value of the exercisable Warrant Shares minus the aggregate Exercise Price of such Warrant Shares by (B) the Fair Value of one such Warrant Shares. The Warrantholder and the Company shall execute such documents as the Company deems reasonably necessary to evidence such cashless exercise.

         5. Certificates for Warrant Shares; New Warrant. The Company agrees that the Warrant Shares shall be deemed to have been issued to the Warrantholders as the record owners of such Warrant Shares as of the close of business on the date on which payment for such Warrant Shares has been made (or deemed to be made by cashless exercise) in accordance with the terms of this
Warrant. Certificates for the Warrant Shares shall be delivered to Warrantholders within a reasonable time, not exceeding ten (10) days, after this Warrant has been exercised. A new Warrant representing the number of shares, if any, with respect to which this Warrant remains exercisable also shall be issued to the Warrantholders within such time so long as this Warrant has been surrendered to the Company at the time of exercise.

         6. Adjustment of Exercise Price, Number of Shares and Nature of Securities Issuable Upon Exercise of Warrants.

                  (a) Exercise Price; Adjustment of Number of Shares. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the Warrantholders shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, a number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  (b) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, then, upon such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Warrantholders shall thereafter have the same right to purchase and receive Warrant Shares upon the basis and upon the terms and conditions specified in this Warrant. Upon exercise, payment of the Exercise Price and surrender of this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, the Warrantholder shall receive such cash, shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any such case appropriate provision shall be made with respect to the rights and interests of the Warrantholders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock securities or assets thereafter deliverable upon the exercise hereof.

                  (c) Stock Splits and Reverse Splits. In the event the Company:
(i) subdivides its outstanding  Common Stock into a greater number of shares, or
(ii) combines its outstanding Common Stock into a smaller number of shares, then
(1) the Exercise Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (2) the number of shares of Common Stock for which this Warrant Certificate may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

                  (d) Dissolution, Liquidation and Wind-Up. In case the Company shall, at any time prior to the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Warrantholders shall be entitled, upon the surrender of this Warrant, to receive, in lieu of the shares of Common Stock that such Warrantholders would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such Warrantholders upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock, had such Warrantholders been the holders of record of the Warrant Shares on the record date for the determination of those persons entitled to receive any such liquidating distribution. If such Warrantholders are entitled to receive any liquidating distribution and after any such dissolution, liquidation or winding up that shall result in any cash distribution in excess of the Exercise Price provided for by this Warrant, the Warrantholders may, at each such Warrantholder's option, exercise the same without making payment of the Exercise Price subject to the following provision:
In such case the Company shall, upon the distribution to said Warrantholders deduct from the amount payable to such Warrantholders an amount equal to such Exercise Price and, consider that said Exercise Price has been paid in full to it and in making settlement to said Warrantholders.

                  (e) Adjustment Certificate. In each case of an adjustment in the number of shares of Common Stock or other stock, securities or property receivable on the exercise of the Warrants, the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare and duly execute and deliver to the Warrantholders a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

         7.       Special Agreements of the Company.

                  (a) Reservation of Shares. The Company covenants and agrees that all Warrant Shares will, upon issuance, be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

                  (b) Avoidance of Certain Actions. The Company will not, by amendment of its Certificate of Incorporation or through any capital reorganization, transfer of assets, consolidation, merger, issue or sale of securities or any other voluntary action, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such actions as may be necessary or appropriate in order to protect the rights of the Warrantholders hereunder.

                  (c) Listing on Securities Exchanges; Registration. If, and so long as, any class of the Company's Common Stock shall be listed on any national securities exchange (as defined in the Exchange Act), the Company will, at its expense, obtain and use its best efforts to maintain the approval for listing upon official notice of issuance of all Warrant Shares and maintain the listing of Warrant Shares after their issuance; and the Company will use its best efforts to list on such national securities exchange, and will use its best efforts to maintain such listing of, any other securities that at any time are issuable upon exercise of this Warrant if and at the time any securities of the same class shall be listed on such national securities exchange by the Company.

         8. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, such fraction shall be rounded down to the nearest whole share. A fraction represented as of .51 or higher shall be rounded up to the next highest integer.

         9. Notices of Stock Dividends, Subscriptions, Reclassifications, Consolidations, Mergers, etc. If at any time: (i) the Company shall declare a cash or stock dividend (or an increase in the then existing dividend rate), or declare a dividend on Common Stock payable otherwise than in cash out of its net earnings after taxes for the prior fiscal year, or (ii) the Company shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or
(iii) there shall be any capital reorganization, or reclassification, or redemption of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or firm; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give to the Warrantholders at the addresses of such Warrantholders as shown on the books of the Company, at least ten (10) days prior to the applicable record date hereinafter specified, a written notice summarizing such action or event and stating the record date for any such dividend or rights (or, if a record date is not to be selected, the date as of which the holders of Common Stock of record entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected the holders of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock for cash (or cash equivalent), securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up.

         Any notice or written communication required or permitted to be given to the holders and the names and addresses of all registered holders of the Warrants may be given by certified or overnight mail delivery to the holder at the address shown on such register.

         10.      Registered Holder, Transfer of Warrants or Warrant Shares.

                  (a) Maintenance of Registration Books; Ownership of this Warrant. The Company shall keep at its principal office a register in which the Company shall provide for the registration, transfer and exchange of this

Warrant and the names and addresses of all registered holders of the Warrants. The Company shall not at any time, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

                  (b) Exchange and Replacement. To the extent permissible under any applicable securities laws, this Warrant is exchangeable upon surrender hereof by the registered holder to the Company at its principal office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of surrender. This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and new Warrants shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee(s), upon surrender of this Warrant, duly endorsed, to said office of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant, without requiring the posting of any bond or the giving of any other security. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 10.

         11.      Registration.

                  (a) Incidental Registration. Each time the Company shall determine to file a registration statement under the Securities Act (other than on Form S-8 or Form S-4, or any successor form thereof) in connection with the proposed offer and sale for money of any of its equity securities by it or by any of its security holders, the Company will give written notice of its determination to all holders of Registrable Stock. Upon the written request of a holder of any Registrable Stock delivered to the Company within fifteen (15) days following the Company's notice (except with respect to an initial public offering), the Company will cause all such Registrable Stock, the holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Stock to be so registered in accordance with the terms of the proposed offering. If the registration statement is to cover an underwritten distribution, the Company shall use its best efforts to cause the Registrable Stock requested for inclusion pursuant to this Section 11(a) to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Registrable Stock requested to be registered would materially and adversely affect the successful marketing of the other shares proposed to be offered, then the amount of the Registrable Stock to be included in the offering shall be reduced and the Registrable Stock and the other shares to be offered (excluding shares to be offered by or for the account of the Company) shall participate in such offering as follows: the Registrable Stock to be included in such offering and the other shares of Common Stock to be included in such offering shall each be reduced pro rata in proportion to the number of shares of Common Stock proposed to be included in such offering by each holder of such shares; and provided further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Stock shall be made pro rata with holders of other securities having the right to include such securities in a Company registration statement other than the RGC Investors (as defined below) and holders of securities not subject to a similar cut-back provision.



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

         Notwithstanding the immediately preceding paragraph, the registered holder hereunder hereby acknowledges that the Company is party to a Registration Rights Agreement (the "RGC Agreement") dated as of August 31, 1998 granting certain Registration Rights to the investors set forth therein (the "RGC Investors"), and further acknowledges and agrees that the rights of the holder to include their shares in any registration by the Company shall expressly be made subordinate to the right of the RGC Investors to include all of their "Registrable Securities" as defined by the RGC Agreement, in such registration .

                  (b) Registration Procedures. If and whenever the Company is able, pursuant to the provisions of Section 11(a), to effect the registration of Registrable Stock under the Securities Act, the Company will, at its expense, as expeditiously as possible:

                                 (i) In accordance  with the  Securities Act and
the rules and regulations of the Commission, prepare and file with the Commission a registration statement on the form of registration statement appropriate with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the securities covered by such registration statement have been sold, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the securities covered by such registration statement have been sold; provided, however, that in no event shall the Company be required to keep any such registration statement effective for a period in excess of twelve (12) months (plus the number of days, if any, during such twelve (12) month period that the Warrantholders shall be restricted from selling shares pursuant to
Section 11(d) hereof);

                                (ii) If the offering is to be  underwritten,  in
whole or in part, enter into a written underwriting agreement with the holders of the Registrable Stock participating in such offering and the underwriter in form and substance reasonably satisfactory to the Company, the managing underwriter of the public offering and the holders of the Registrable Stock participating in such offering;

                               (iii) Furnish  to  the   holders  of   securities
participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters and holders may reasonably request in order to facilitate the public offering of such securities;

                                (iv) Use its best efforts to register to qualify
the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders and underwriters may reasonably request;

                                 (v) Notify the  holders  participating  in such
registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                                (vi) Notify such holders promptly of any request
by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                               (vii)   Prepare  and   promptly   file  with  the
Commission, and promptly notify such holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                              (viii)  In  case  any  of  such   holders  or  any
underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

                                (ix)  Advise  such  holders,  promptly  after it
shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                                 (x)  Prepare a prospectus supplement  or  post-
effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required documents so that, as thereafter delivered to the purchasers of the Registrable Stock, the prospectus will not contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading; and

                                (xi)  Otherwise  use its best  efforts to comply
with all applicable rules and regulations of the Commission, and make generally available to the Company's security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such a period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Stock is sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (ii) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a registration statement. The filing of such statements pursuant to the electronic filing system EDGAR, shall be deemed to have made such information generally available.

                  (c) Expense of Registration. Except where specifically referenced in this Warrant, all expenses incident to the Company's performance of or compliance with this Warrant (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Stock or legal expenses of any person other than the Company) shall be borne by the Company. The selling holders shall bear any legal expenses incurred by them in connection with any registration pursuant to this Section 11.

                  (d) Suspension of Offers and Sales. If, during the effectiveness of a registration statement filed pursuant to this Section 11, an intervening event shall have occurred which, in the opinion of the Company's counsel, makes the prospectus included in such registration statement no longer comply with the Securities Act, after notice from the Company containing such fact, the Warrantholders shall make no further sales or other dispositions, or offers therefor, of securities under such registration statement until it receives from the Company copies of a new, amended or supplemented prospectus complying with the Securities Act as soon as practicable after such notice. The Company shall keep the Warrantholders informed of the status of its efforts, which shall be prompt and diligent, to cause such new, amended or supplemented prospectus to be available for use by such Warrantholders.

                  (e)      Indemnification.

                                 (i) The Company hereby agrees to indemnify each
of the holders of Registrable Stock against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary or final prospectus, or other document incident to any such registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to reimburse the holders of Registrable Stock (including officers and directors of the same and controlling persons) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by Warrantholders specifically for use therein.

                                (ii) The  Warrantholders   severally   and   not
jointly agree to indemnify the Company and its officers and directors and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act and their respective successors against all claims, losses, damages and liabilities (or actions in respect hereof) arising out of or based on any untrue statement of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance relating to securities purchased pursuant to the Warrants (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company and each other person indemnified pursuant to this subsection (ii) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage) liability or action; provided, however, that this subsection (ii) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon information (including, without limitation, written negative responses to inquiries) furnished to the Company by Warrantholders specifically for use in such prospectus, or any such other document (or related registration statement, notification or the like) or any amendment or supplement thereto.

                               (iii)  Each  party  entitled  to  indemnification
hereunder (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at such Indemnifying Party's expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense, and provided further, that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 11(e) except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                                (iv) If the indemnification provided for in this
Section 11(e) is unavailable or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and the Indemnified Party on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Warrantholders agree that it would not be just and equitable if contributions pursuant to this Section 11(e) were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. The amount paid or payable to an Indemnified Party as a result of the losses, claims, damages, liabilities or actions in respect thereof, referred to above, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the contribution provisions of this Section 11(e), in no event shall the amount contributed by any seller of Registrable Stock exceed the aggregate net offering proceeds received by such seller from the sale of Registrable Stock to which such contribution or indemnification claim relates. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(e) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                                 (v)  The   indemnification   required  by  this
Section 11(e) shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. Anything contained herein to the contrary notwithstanding, the liability of any holder of Registrable Stock under this Section 11(e) shall not exceed the amount of the net proceeds actually received by such holder from the sale of its Registrable Stock pursuant to the registration, qualification, notification or compliance in respect of which such liability arose.

                  (f) Reporting Requirements Under Exchange Act. The Company shall use its best efforts to maintain the registration of its Common Stock under Section 12 of the Exchange Act and shall keep effective such registration and shall timely file such information, documents and reports the Commission may require or prescribe under Section 13 of the Exchange Act, or otherwise. The Company shall forthwith upon request, furnish any holder of Registrable Stock
(i) a written statement by the Company that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the Commission as such holder may reasonably request in availing itself of an exemption for the sale of Registrable Stock without registration under the Securities Act. The Company acknowledges and agrees that the purpose of the requirements contained in this Section 11(f) is to enable any such holder to comply with the current public information requirement contained in Rule 144 under the Securities Act should such holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision). In addition, the Company shall take such other measures and file such other information, documents and reports as shall hereafter be required by the Commission as a condition to the availability of Rule 144 and Rule 144A under the Securities Act (or any similar exemptive provision hereafter in effect).

                  (g) Stockholder Information. The Company shall require each holder of Registrable Stock as to which any registration is to be effected pursuant to this Section 11 to furnish the Company such information with respect to such holder and the distribution of such Registrable Stock as shall be required by law or by the Commission in connection therewith.

         12. Representation and Warranties of the Company. The Company hereby represents and warrants to and covenants with Warrantholder, and each holder of Warrant Shares that:

                  (a) Organization and Capitalization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. As of the date hereof, the authorized capital of the Company consists of 25,000,000 shares of Common Stock and 4,000,000 of Preferred Stock; 10,397,641 (Common) and 7,625.39 (Preferred) of which are issued and outstanding. The Company has, and at all times during the Exercise Period will have, reserved for issuance pursuant to the Warrants that number of shares of Common Stock that are issuable pursuant to the Warrants. As of the date hereof, except as otherwise described in Schedule "A" attached hereto, the Company has not issued or agreed to issue any stock purchase rights or convertible securities (other than this Warrant), and there are no preemptive rights in effect with respect to the issuance of any shares of Common Stock. All the outstanding shares of Common Stock have been validly issued without violation of any preemptive or similar rights, are fully paid and nonassessable and have been issued in compliance with all federal and applicable state securities laws.

                  (b) Authority. The Company has full corporate power and authority to execute and deliver this Warrant, to issue the shares of Common Stock issuable upon exercise of this Warrant, and to perform all of its obligations hereunder, and the execution, delivery and performance hereof has been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

                  (c) No Legal Bar. Neither the execution, delivery or performance of this Warrant nor the issuance of the shares of Common Stock issuable upon exercise of this Warrant will (a) conflict with or result in a violation of the Certificate of Incorporation or By-Laws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company or any affiliate, (c) require any consent or authorization or filing with, or other act by or in respect of any governmental authority, or (d) to the Company's knowledge after reasonable inquiry result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other material agreement to which the Company is a party or by which it is bound.

                  (d) Validity of Shares. When issued upon the exercise of this Warrant as contemplated herein, the Warrant Shares will have been validly issued and will be fully paid and nonassessable. On the date hereof, the par value of the Common Stock is less than the Exercise Price per share of Common Stock.

         13.   Representations   and  Warranties  of  the  Warrantholder.   This
Warrantholder warrants and covenants as follows:

                                 (i)  Investment  Purpose.  This Warrant and the
Warrant Shares will be acquired for investment for the Warrantholder's own account, and not as a nominee or agent and not with a view toward or in connection with to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling, granting any participation in or otherwise distributing the same. The Warrantholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person, or to any third person, with respect to this Warrant.

                                (ii)  Private   Issue.   The       Warrantholder
understands (i) that the Warrant and the Warrant Shares issuable upon exercise of this Warrant are not registered under the Securities Act, (ii) or qualified under applicable state securities laws. Warrantholder understands that it must bear the economic risk of this investment until such time as the Warrant Shares are registered for resale pursuant to the Securities Act or an exemption for such registration is available. (iii) Reliance on Exemptions. Warrantholder understands that the Warrant and Warrant Shares are being offered and sold in reliance on specific exemptions from registration requirements of the United States federal and state Securities Laws and the Company shall rely upon the truth and accuracy of, and Warrantholder's compliance with, the representations, warranties, agreements, acknowledgements and understandings as set forth herein in order to determine the availability of such exemptions and the eligibility of Warrantholder to purchase the Warrant Shares.

                                    (iv) Legends.   Warrantholder   understands,
certificates for the Warrant Shares, and until such time as the Warrant Shares have been registered under the Securities Act or may be sold pursuant to Rule 144 or otherwise, without registration, will bear a restrictive legend (the "Legend"):

         [THE SECURITIES REPRESENTED BY THIS CERTFICIATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS
REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS OFFERED, SOLD OR OTHERWISE TRANSFERRED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.]


                                 (v) Disposition of Warrantholder's Rights.   In
no event will the Warrantholder make a disposition of the Warrant Shares issuable upon exercise of this Warrant unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act has been taken, or (B) an exemption from the registration requirements of the Securities Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of the Warrant Shares shall terminate as to this Warrant and any particular share of Common Stock when (1) such security shall have been effectively registered under the Securities Act and sold by the Holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the Securities Act, or
(3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by the staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or the Holder with respect to such Warrant Share shall be entitled to receive from the Company, without expense to such Holder, one or more new certificates for the Warrant or for such shares of Common Stock not bearing the Legend.

                                (vi) Rule 144.  The  Warrantholder  acknowledges
that it has received and reviewed a copy of Rule 144 promulgated under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions.

                               (vii)        Sale of  Warrant. The  Warrantholder
acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or compliance with another exemption from registration will be required for any disposition of this Warrant or the Warrant Shares. The Warrantholder understands that although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk. The Warrantholder also acknowledges that it is not receiving any rights with respect to registration of this Warrant or the Warrant Shares under the Securities Act.

                              (viii)        Financial Risk.   The  Warrantholder
has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

                                (ix)      Accredited Investor. The Warrantholder
is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act.

                                 (x)        No Public Market. The  Warrantholder
understands that no public market now exists for any of the securities issued by the Company.

                                (xi) Receipt of Information.  The  Warrantholder
has received and reviewed this Warrant; it, its attorney and its accountant have been furnished or given access to, and an opportunity to review all documents and other materials relating to the sale of Warrants and requested of, the Company; it and they have been given an opportunity to ask any and all questions or, and receive answers from, the Company concerning the terms and conditions of this Warrant and to evaluate the suitability of an investment in this Warrant; and, in evaluating the suitability of an investment in this Warrant; it and they have not relief upon any representations or other information (whether oral or written) other than as set forth herein. Neither such inquiries nor review or investigation by Warrantholder or its representatives shall modify, amend or affect any parties' right to rely on the representations and warranties hereunder.

         14.      Miscellaneous Provisions.

                  (a) Governing Law. This Warrant shall be deemed to have been made in the State of California and the validity of this Warrant, the construction, interpretation, and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

                  (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered to the addressee or five (5) days after being mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

         To the Company:

                  SOFTNET SYSTEMS, INC.
                  510 Logue Avenue
                  Mountain View, CA  94043
                  Attn:Chief Financial Officer

         To the Warrantholders
         Or holder of Warrant Shares:

                  FINOVA Capital Corporation .
                  10 Waterside Drive
                  Farmington, Connecticut  06032
                  Attn: ________________________

provided,  however, that any notice of change of address shall be effective five
(5) days after receipt.

                  (c) Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Company, the Warrantholders and the holders of Warrant Shares and the successors, assigns and transferees of the Company, the Warrantholders and the holders of Warrant Shares. This Warrant is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (d) Attorneys' Fees. The Company agrees to pay, on demand, all attorneys' fees (include attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code) and all other costs and expenses which may be incurred by the Warrantholders and the holders of Warrant Shares in connection with any amendment to this Warrant which may be requested by the Company and/or in any action or proceeding in which the Company is not the prevailing party, if such action or proceeding is in connection with, arising out of, or consequential to the protection, assertion, or enforcement of rights under this Warrant.

                  (e) Entire Agreement; Amendments and Waivers. This Warrant sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Warrant may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written amendments, written consent or written waiver of the majority in interest of the Warrantholders, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

                  (f) Severability. If any term of this Warrant as applied to any person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of the remainder of this Warrant or of such provision in any other jurisdiction.

                  (g) Headings. The headings in this Warrant are inserted only for convenience of reference and shall not be used in the construction of any of its terms.

                  (h) Transferability. This Warrant may be assigned, transferred or sold by Warrantholder only in compliance with the provisions of applicable securities laws and with the consent of Company which shall not be unreasonably withheld; provided, however, that no consent of the Company shall be required for any assignment or transfer of this Warrant to any direct or indirect subsidiary or parent of the Warrantholders or to any entity in which Warrantholder has a 50% or greater ownership interest.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers effective as of the 22nd day of March, 1999.

                                        SOFTNET SYSTEMS, INC.
                                        a New York corporation

                                        By:/s/ Mark Alan Phillips
                                           ----------------------
                                        Printed Name:  Mark Alan Phillips
                                        Title:  Treasurer